SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  April 21, 1999
                        Commission File Number:  0-17020


                              Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                              87-0429944
     (State or other jurisdiction of                (IRS Employer
      incorporation or organization)              Identification No.)




              1681 West 820 North
                  Provo, Utah                           84601
     (Address of Principal Executive Offices)        (Zip Code)


              Registrant's Telephone Number, Including Area Code:
                               (801) 375-0177


                         LarsonoDavis Incorporated
     (Former name, former address, and formal fiscal year, if changed since last report)


                             ITEM 5.  OTHER EVENTS

     On April 21, 1999, the directors of Sensar Corporation (formerly LarsonoDavis Incorporated) resigned and a newly elected board of directors, Howard S. Landa, Steven Strasser, and Brian B. Lewis, was appointed. Concurrently, Howard S. Landa was appointed as the new chief executive officer of the Company. Andrew C. Bebbington, the former chief executive officer, will provide transitional services to the Company as a consultant through the end of 1999. Jeffrey S. Cohen will continue as the chief operating officer of the Company to supervise the ongoing development and operations of the Company's Jaguar and CrossCheck technologies.

     On appointment, the new board of directors authorized the implementation of a consolidation of the Company's issued and outstanding common stock on the basis of one share for each fives shares previously outstanding. The consolidation will be effective as of the opening of business May 3, 1999, for all shares issued and outstanding as of the close of business Friday, April 30, 1999. Concurrently, the Company will open trading on May 3, 1999, under its new corporate name "Sensar Corporation" and a new trading symbol, "SCII."

     The new board of directors also authorized the execution of agreements with Bluetrain.com, Inc. and Toolbid.com, Inc., two start up internet entities. The agreements give the Company the exclusive right, subject to listed exceptions, to negotiate the terms of an equity investment in the entities by the Company. Any investment will be subject to the successful completion of the Company's ongoing due diligence review of these companies.

     Howard S. Landa, age 51, was appointed as a director and chairman of the board of the Company on April 21, 1999. Mr. Landa was a founder of Kruse, Landa & Maycock, L.L.C. in 1978. Mr. Landa has spent his professional career specializing in corporate acquisitions, taxation, the infusion of new capital, and management advice. Mr. Landa has taken a leave of absence from his former firm in order to dedicate his full business time to the Company. Mr. Landa received his juris doctorate from Hastings College of Law, University of California, in 1973 and an LL.M. in taxation from New York University in 1974.

     Steve Strasser, age 50, was appointed as a director of the Company on April 21, 1999. Since 1987, Mr. Strasser has been engaged in stock and venture capital investments on his own behalf. Mr. Strasser served as co-chairman of Modula Computer from 1980 to 1987. Prior to that time, Mr. Strasser was involved in investment banking first with Edwards & Handley and then with J. Franklin Investments. Mr. Strasser received his bachelor of science degree in economics from the University of Utah in 1970 and a masters of business administration from Columbia University in 1972.

     Brian B. Lewis, age 52, was appointed as a director of the Company on April 21, 1999. Mr. Lewis is an attorney and a founder of the law offices of Brian B. Lewis. Mr. Lewis has extensive experience in advising start-up, emerging, financially distressed, and growth companies. Mr. Lewis has previous management experience serving as interim chief executive officer and general counsel to Honey Hill Farms, Inc., in 1991-1992 and interim president and general counsel of Ahead Technology, Inc., in 1989-1991. Mr. Lewis currently serves on the board of directors of Plato Labs, Inc., Surface Solutions Products Group, Inc., and Florentine Restaurant Group, Inc. Mr. Lewis received his bachelor of science degree in industrial management from San Jose State University in 1969 and his juris doctorate from Hastings College of Law, University of California, in 1973.

     In connection with the resignations of Mr. Bebbington and Mr. Cohen, the Company negotiated a termination of their employment agreements. Under the terms of his existing agreement, Mr. Bebbington was entitled to receive his base salary of $250,000 through December 31, 2000 (approximately $420,000), plus earned bonuses. Mr. Bebbington agreed to a lump sum payment of $125,000 and to terminate existing options to acquire 200,000 shares (post-split). Mr. Bebbington will receive a new option to acquire 50,000 shares with an exercise price of $3.00 per share for 25,000 shares and $5.00 per share for 25,000 shares. Mr. Bebbington has also agreed to continue to provide consulting services to the Company through 1999 and will receive a monthly fee of $10,000 with a bonus of $50,000 if he is still providing services to the Company at the earlier of December 31, 1999, or a 51% or greater change of control of the Company. In addition, Mr. Bebbington will continue to work on the sale of certain portions of the Company's existing business and will receive bonuses on the successful completion of these sales.

     Mr. Cohen will receive a lump-sum payment of $70,000 and will terminate earlier options to acquire 60,000 shares (post-split). Mr. Cohen will receive a new option for 20,000 shares, 10,000 shares to have an exercise price of $3.00 per share and 10,000 shares to have an exercise price of $5.00 per share. Mr. Cohen will continue to provide services as chief operating officer for the Company's existing business and will receive compensation of $10,000 per month through December 31, 1999, with a bonus of $30,000 payable if he is still providing services on the earlier of December 31, 1999, or a 51% or greater change of control of the Company. Mr. Cohen will also receive a bonus if certain portions of the Company's business are sold for an amount in excess of a specified value.

     Both of the outside directors who resigned will receive an option to acquire 15,000 shares at $3.00 per share in exchange for the cancellation of all prior options.

     Each of the new directors will receive an option to acquire 100,000 (post-split) shares at $3.00 per share for 50,000 shares and $5.00 per share for $50,000 per share. The two outside directors will also receive $1,000 per month during their terms and will be entitled to reimbursement for expenses incurred in serving as a director.

     Mr. Landa will receive a monthly salary of $8,000 in connection with his services as an officer of the Company. Mr. Landa will not be otherwise compensated for his services as a director of the Company, but will be reimbursed for his business expenses.


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 27, 1999                    SENSAR CORPORATION


                                          By   /s/ Howard S. Landa
                                            Howard S. Landa, Chairman of the
                                            Board (Chief Executive Officer and
                                            Principal Financial and
                                            Accounting Officer)